Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of BioLife Solutions, Inc. of our report dated June 14, 2019, on our audit of the financial statements of Astero Bio Corporation, as of and for the year ended December 31, 2018, which report is included in the BioLife Solutions, Inc. Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 17, 2019.

We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-3.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

September 24, 2019